Exhibit 99.1

FOR IMMEDIATE RELEASE

Figure Acquisition Corp. I Announces Results of Special Stockholder Meeting and
Redemption of Class A Common Stock

San Francisco, CA – December 16, 2022 – Figure Acquisition Corp. I (the “Company”) today announced that its stockholders approved an amendment to its certificate of incorporation to permit the Company to wind up early. The Company has made this election and, as a result, it will redeem all of its outstanding shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), effective as of December 30, 2022.

At a special meeting of the Company’s stockholders held today at 12:00 p.m. ET, the stockholders of the Company approved (i) the adoption of the second amended and restated certificate of incorporation and (ii) an amendment its investment management trust agreement to allow the Company to redeem all of its outstanding shares of Class A Common Stock in advance of the Company’s contractual expiration date of February 23, 2023 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from February 23, 2023 to (x) August 23, 2023 or (y) such other earlier date as determined by the Board, in its sole discretion, and publicly announced by the Company (the “Amended Termination Date”).

All Class A stockholders who elected to have their shares redeemed in connection with this special stockholder meeting will receive payment of the redemption price on or about December 20, 2022. All other Class A stockholders will receive payment of the redemption price, net of taxes and dissolution expenses, on December 30, 2022. The per share redemption price is expected to be approximately $10.05.

The Company anticipates that its securities will cease trading as of the close of business on December 29, 2022. As of the Amended Termination Date of December 30, 2022, the Company’s Class A common stock will be deemed to have been cancelled and will represent only the right of holders to receive the redemption amount described above. After December 30, 2022, the Company will cease all operations except for those required to wind up the Company’s business.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial stockholders waived their redemption rights with respect to the outstanding shares of Class B common stock issued prior to the Company’s initial public offering.

In order to provide for the disbursement of funds from the Company’s trust account, the Company has instructed its trustee, Continental Stock Transfer & Trust Company, to take all necessary actions to liquidate the trust account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the trust account upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent. Beneficial owners of shares of Class A common stock held in “street name,” however, will not need to take any action in order to receive the redemption amount described above. The redemption of the Class A Common Stock is expected to be completed on December 30, 2022.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Figure Acquisition Corp. I

Figure Acquisition Corp. I (NYSE: FACA) was a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Thomas J. Milani, tjmilani@figure.com